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                                   EXHIBIT 23
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                          INDEPENDENT AUDITORS' CONSENT


We consent to incorporation by reference in the registration statements (No. 333-38028, No. 333-86015, and 333-100081) on Form S-8 of United Community
Financial Corp. of our report dated January 28, 2004, relating to the consolidated statements of financial condition of United Community Financial Corp. as of December 31, 2003 and 2002, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three year period ended December 31, 2003, which report in incorporated by reference in the December 31, 2003 Annual Report on Form 10-K of United Community Financial Corp.



                                            /s/Crowe Chizek and Company LLC
                                            -------------------------------
                                               Crowe Chizek and Company LLC


Cleveland, Ohio
March 9, 2004